                                                                    EXHIBIT 3.1

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                              ARTICLES OF AMENDMENT



      Corporate Property Associates 14 Incorporated, a Maryland Corporation (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Company is hereby amended by striking out Paragraph (a) of Article III and inserting in lieu thereof the following new
Article III, Paragraph (a):

            (a) The total number of shares of stock of all classes which the Company has authority to issue is 120,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate to $120,000.00 par value, all of which shares are initially classified as "common stock" (the "Shares").

      SECOND: The amendment of the charter of the Company as hereinabove set forth has been duly advised by the board of directors and has been approved by the shareholders of the Company.

      THIRD: (a) The total number of shares of all classes of stock of the Company heretofore authorized, and the number and par value of the shares of each class are as follows:

       Class      Number of Shares    Par Value Per Share    Aggregate Par Value
       -----      ----------------    -------------------    -------------------
       Common       60,000,000             $0.001                 $60,000.00

      (b) the total number of shares of all classes of stock of the Company as increased, and the number and par value of the shares of each class, are as follows:

       Class      Number of Shares    Par Value Per Share    Aggregate Par Value
       -----      ----------------    -------------------    -------------------
       Common       120,000,000             $0.001               $120,000.00

      We, the undersigned officers of the Company, swear under penalties of perjury that the foregoing is a corporate act.



/s/ Susan C. Hyde                        /s/ George E. Stoddard
- --------------------------               --------------------------------
Name:  Susan C. Hyde                     Name:  George E. Stoddard
Title:    Secretary                      Title:  Senior Executive Vice President



                                 [NOTARY STAMP]